Exhibit 99.1

nCino Reports First Quarter Fiscal Year 2023 Financial Results
•Total Revenues of $94.2M, up 51% year-over-year
•Subscription Revenues of $79.2M, up 55% year-over-year
•Organic Subscription Revenues of $65.6M, up 29% year-over-year
WILMINGTON, N.C., June 1, 2022 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its first quarter of fiscal year 2023, ended April 30, 2022.

“We had a solid start to the year as demand for digital transformation remains strong, despite uncertainty in the broader economy,” said Pierre Naudé, Chairman and Chief Executive Officer of nCino. “Now, more than ever, financial institutions are looking for technology solutions that deliver meaningful ROI, increased efficiency and transparency, streamlined operations and faster turnaround times. We continue to see strong interest in both nCino’s and SimpleNexus’ cloud-based solutions for exactly these reasons, and we are excited to meet with nearly 1,400 of our customers and partners from around the globe next week during our annual nSight user conference.”
Financial Highlights
•Revenues: Total revenues for the first quarter were $94.2 million, a 51% increase from $62.4 million in the first quarter of fiscal 2022. Subscription revenues for the first quarter were $79.2 million, up from $51.0 million one year ago, an increase of 55%. These revenues include the results of SimpleNexus in the first quarter of fiscal 2023, as the acquisition was completed at the end of fiscal 2022. Organic subscription revenues, which exclude the revenues of SimpleNexus, were $65.6 million, a 29% increase from the first quarter of fiscal 2022.
•Loss from Operations: GAAP loss from operations in the first quarter of fiscal 2023 was ($27.2) million compared to ($15.5) million in the same quarter of fiscal 2022. Non-GAAP operating loss in the first quarter was ($3.7) million compared to ($4.3) million in the first quarter of fiscal 2022.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the first quarter of fiscal 2023 was ($30.7) million compared to ($15.0) million in the first quarter of fiscal 2022. Non-GAAP net loss attributable to nCino in the first quarter was ($6.1) million compared to ($4.0) million in the first quarter of fiscal 2022.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the first quarter of fiscal 2023 was ($0.28) per share compared to ($0.16) per share in the first quarter of fiscal 2022. Non-GAAP net loss attributable to nCino in the first quarter was ($0.06) per share compared to ($0.04) per share in the first quarter of fiscal 2022.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of April 30, 2022, was $905.6 million, an increase of 48% compared to the first quarter of fiscal 2022. Organic RPO, not including RPO for SimpleNexus, was $844.4 million, an increase of 38% compared to the first quarter of fiscal 2022.
•Cash: Cash, cash equivalents, and restricted cash were $84.1 million as of April 30, 2022.

Recent Business Highlights
•Signed a New UK-based Lender: In the first quarter, nCino signed a UK-based “Big Four” financial services provider with over $1 trillion in assets for Commercial Lending and Automated Spreading.
•Took Hancock Whitney Live on Retail Lending: nCino completed its largest and most strategic Retail Lending deployment to-date at Hancock Whitney, a $36-billion-asset bank headquartered in Gulfport, Mississippi.
•Took BOK Financial Live on Commercial Lending: During the first quarter, nCino in partnership with Deloitte, took BOK Financial Corporation, a U.S.-based bank with approximately $50 billion in assets, live on nCino’s Commercial Banking solution.
•Expanded Adoption of nCino IQ (nIQ): The Company expanded adoption of nIQ across all three solutions – Automated Spreading, Commercial Pricing & Profitability and Portfolio Analytics. nCino's customer count for Automated Spreading is up over 400% from a year ago.
•SimpleNexus Signed 80% More Customers: Net new customers added during the first quarter for all SimpleNexus solutions increased 80% from a year ago. New customers added included top independent mortgage banks, such as AnnieMac Home Mortgage, as well as a growing mix of community banks.
Financial Outlook
nCino is providing guidance for its second quarter ending July 31, 2022 as follows:
•Total revenues between $97 million and $98 million.
•Subscription revenues between $81.5 million and $82.5 million.
•Non-GAAP operating loss between ($6.5) million and ($7.5) million.
•Non-GAAP net loss attribute to nCino per share of ($0.08) to ($0.09).
nCino is providing guidance for its fiscal year 2023 ending January 31, 2023 as follows:
•Total revenues between $401 million and $403 million.
•Subscription revenues between $341 and $343 million.
•Non-GAAP operating loss between ($24) million and ($26) million.
•Non-GAAP net loss attributable to nCino per share of ($0.28) to ($0.30).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels.

Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,750 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.
Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) risks associated with the acquisition of SimpleNexus, (iii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iv) the accuracy of management’s assumptions and estimates; (v) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vi) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (viii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (ix) our ability to manage our growth effectively including expanding outside of the United States; (x) adverse changes in our relationship with Salesforce; (xi) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiv) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xv) adverse changes in the financial services industry, including as a result of customer consolidation; (xvi) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of the outbreak of hostilities in Ukraine and higher interest rates; and (xvii) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2022	April 30, 2022
Assets
Current assets
Cash and cash equivalents	$88,014	$78,684
Accounts receivable, net	74,528	72,822
Costs capitalized to obtain revenue contracts, current portion, net	7,583	7,849
Prepaid expenses and other current assets	13,384	13,795
Total current assets	183,509	173,150
Property and equipment, net	60,677	68,371
Operating lease right-of-use assets, net	13,170	11,975
Costs capitalized to obtain revenue contracts, noncurrent, net	16,403	16,176
Goodwill	841,487	841,503
Intangible assets, net	180,122	173,094
Investment	4,031	4,031
Other long-term assets	1,615	8,501
Total assets	$1,301,014	$1,296,801
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,366	$8,842
Accrued compensation and benefits	21,454	13,900
Accrued expenses and other current liabilities	14,744	11,959
Deferred revenue, current portion	122,643	143,973
Financing obligations, current portion	621	646
Operating lease liabilities, current portion	3,548	3,514
Total current liabilities	174,376	182,834
Operating lease liabilities, noncurrent	11,198	10,005
Deferred income taxes, noncurrent	1,675	1,891
Deferred revenue, noncurrent	44	43
Financing obligations, noncurrent	33,478	33,303
Construction liability, noncurrent	9,736	13,469
Total liabilities	230,507	241,545
Commitments and contingencies
Redeemable non-controlling interest	2,882	3,419
Stockholders’ equity
Common stock	55	55
Additional paid-in capital	1,277,258	1,290,295
Accumulated other comprehensive income (loss)	(72)	762
Accumulated deficit	(209,616)	(239,275)
Total stockholders’ equity	1,067,625	1,051,837
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,301,014	$1,296,801

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2021	2022
Revenues
Subscription	$51,033	$79,189
Professional services and other	11,322	15,022
Total revenues	62,355	94,211
Cost of revenues
Subscription	14,946	25,510
Professional services and other	11,353	14,792
Total cost of revenues	26,299	40,302
Gross profit	36,056	53,909
Gross margin %	58%	57%
Operating expenses
Sales and marketing	18,425	29,339
Research and development	17,425	29,115
General and administrative	15,680	22,686
Total operating expenses	51,530	81,140
Loss from operations	(15,474)	(27,231)
Non-operating income (expense)
Interest income	57	2
Interest expense	(268)	(638)
Other income (expense), net	267	(1,573)
Loss before income taxes	(15,418)	(29,440)
Income tax provision	187	563
Net loss	(15,605)	(30,003)
Net loss attributable to redeemable non-controlling interest	(467)	(344)
Adjustment attributable to redeemable non-controlling interest	(130)	1,029
Net loss attributable to nCino, Inc.	$(15,008)	$(30,688)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.16)	$(0.28)
Weighted average number of common shares outstanding:
Basic and diluted	94,402,265	109,998,637

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2021	2022
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(15,008)	$(30,688)
Net loss and adjustment attributable to redeemable non-controlling interest	(597)	685
Net loss	(15,605)	(30,003)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,095	8,460
Non-cash operating lease costs	589	1,160
Amortization of costs capitalized to obtain revenue contracts	1,312	2,010
Amortization of debt issuance costs	—	40
Stock-based compensation	7,064	13,300
Deferred income taxes	62	210
Provision for (recovery of) bad debt	(12)	16
Net foreign currency (gains) losses	(566)	1,582
Change in operating assets and liabilities:
Accounts receivable	(192)	529
Costs capitalized to obtain revenue contracts	(1,493)	(2,161)
Prepaid expenses and other assets	1,076	(2,004)
Accounts payable	2,753	(2,317)
Accounts payable, related parties	478	—
Accrued expenses and other current liabilities	(8,782)	(10,827)
Deferred revenue	19,411	22,444
Operating lease liabilities	(632)	(1,191)
Net cash provided by operating activities	7,558	1,248
Cash flows from investing activities
Purchases of property and equipment	(522)	(4,694)
Net cash used in investing activities	(522)	(4,694)
Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	—	20,000
Payments on revolving credit facility	—	(20,000)
Payments of debt issuance costs	—	(364)
Exercise of stock options	7,885	772
Principal payments on financing obligations	(79)	(150)
Net cash provided by financing activities	7,806	258
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	437	(1,142)
Net increase (decrease) in cash, cash equivalents, and restricted cash	15,279	(4,330)
Cash, cash equivalents, and restricted cash, beginning of period	371,425	88,399
Cash, cash equivalents, and restricted cash, end of period	$386,704	$84,069

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$386,515	$78,684
Restricted cash included in other long-term assets	189	5,385
Total cash, cash equivalents, and restricted cash, end of period	$386,704	$84,069

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Fees and Expenses Related to the Antitrust Matters. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2021	2022
GAAP total revenues	$62,355	$94,211

GAAP cost of subscription revenues	$14,946	$25,510
Amortization expense - developed technology	(396)	(4,262)
Stock-based compensation	(285)	(376)
Non-GAAP cost of subscription revenues	$14,265	$20,872

GAAP cost of professional services and other revenues	$11,353	$14,792
Stock-based compensation	(1,332)	(1,871)
Non-GAAP cost of professional services and other revenues	$10,021	$12,921

GAAP gross profit	$36,056	$53,909
Amortization expense - developed technology	396	4,262
Stock-based compensation	1,617	2,247
Non-GAAP gross profit	$38,069	$60,418
Non-GAAP gross margin %	61%	64%

GAAP sales & marketing expense	$18,425	$29,339
Amortization expense - customer relationships	(418)	(2,167)
Amortization expense - trade name	—	(604)
Stock-based compensation	(1,753)	(3,371)
Non-GAAP sales & marketing expense	$16,254	$23,197

GAAP research & development expense	$17,425	$29,115
Stock-based compensation	(1,543)	(2,832)
Non-GAAP research & development expense	$15,882	$26,283

GAAP general & administrative expense	$15,680	$22,686
Stock-based compensation	(2,151)	(4,850)
Acquisition-related expenses	—	(1,497)
Fees and expenses related to the Antitrust Matters	(3,263)	(1,732)
Non-GAAP general & administrative expense	$10,266	$14,607

GAAP loss from operations	$(15,474)	$(27,231)
Amortization expense - developed technology	396	4,262
Amortization expense - customer relationships	418	2,167
Amortization expense - trade name	—	604
Stock-based compensation	7,064	13,300
Acquisition-related expenses	—	1,497
Fees and expenses related to the Antitrust Matters	3,263	1,732
Non-GAAP operating loss	$(4,333)	$(3,669)
Non-GAAP operating margin	(7)%	(4)%

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2021	2022
GAAP net loss attributable to nCino	$(15,008)	$(30,688)
Amortization expense - developed technology	396	4,262
Amortization expense - customer relationships	418	2,167
Amortization expense - trade name	—	604
Stock-based compensation	7,064	13,300
Acquisition-related expenses	—	1,497
Fees and expenses related to the Antitrust Matters	3,263	1,732
Adjustment attributable to redeemable non-controlling interest	(130)	1,029
Non-GAAP net loss attributable to nCino	$(3,997)	$(6,097)

Weighted-average shares used to compute net loss per share, basic and diluted	94,402,265	109,998,637

GAAP net loss attributable to nCino per share	$(0.16)	$(0.28)
Non-GAAP net loss attributable to nCino per share	$(0.04)	$(0.06)

Free cash flow
Net cash provided by operating activities	$7,558	$1,248
Purchases of property and equipment	(522)	(4,694)
Free cash flow	$7,036	$(3,446)
Principal payments on financing obligations[1]	(79)	(150)
Free cash flow less principal payments on financing obligation	$6,957	$(3,596)
1These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com